Exhibit 99.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF NEW YORK


                                                     Chapter 11

  In re: Bethlehem Steel Corporation, et al.,        Case No. 01-15288 (BRL)
                    Debtors                          through 01-15302, 01-15308
                                                     through 01-15315 (BRL)


                         MONTHLY OPERATING STATEMENT FOR
                       THE PERIOD AUGUST 1 TO AUGUST 31, 2002


DEBTORS' ADDRESS:    Bethlehem Steel Corporation
                     1170 Eighth Avenue
                     Bethlehem, PA 18016

DISBURSEMENTS:  August 1 to August 31, 2002 (millions):                $312.4
(see attached schedule for disbursements by Debtor)


DEBTORS' ATTORNEY:   Weil, Gotshal & Manges LLP
                     767 Fifth Avenue
                     New York, NY 10153
                     Jeffrey L. Tanenbaum (JT 9797)
                     George A. Davis (GD 2761)

NET LOSS:  August 1 to August 31, 2002 (millions):                      $16.0

REPORT PREPARER:     Bethlehem Steel Corporation



THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

           The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

                                               /s/ Lonnie A. Arnett
DATE: September 20, 2002                       ------------------------------
                                               Lonnie A. Arnett
                                               Vice President, Controller
                                               and Chief Accounting Officer

                           BETHLEHEM STEEL CORPORATION

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
             (dollars and shares in millions, except per share data)

                                                                                 AUGUST 31, 2002
                                                                      ------------------------------------
                                                                        MONTH ENDED     EIGHT MONTHS ENDED
                                                                       (unaudited)          (unaudited)
                                                                      ---------------     ----------------
       NET SALES                                                             $ 320.2            $ 2,360.3
                                                                      ---------------     ----------------

       COSTS AND EXPENSES
            Cost of sales                                                      298.4              2,334.3
            Depreciation                                                        22.3                166.4
            Selling, administration and general expense                          6.6                 60.7
            Unusual charges (Note 2)                                             2.5                 22.5
                                                                      ---------------     ----------------
       TOTAL COSTS AND EXPENSES                                                329.8              2,583.9
                                                                      ---------------     ----------------

       LOSS FROM OPERATIONS                                                     (9.6)              (223.6)

       REORGANIZATION ITEMS (Note 3)                                            (1.9)                (9.2)

       FINANCING EXPENSE - NET (Note 4)                                         (4.5)               (34.4)
                                                                      ---------------     ----------------

       LOSS BEFORE INCOME TAXES                                                (16.0)              (267.2)

       BENEFIT FROM INCOME TAXES (Note 5)                                          -                 10.3
                                                                      ---------------     ----------------

       NET LOSS                                                                (16.0)              (256.9)

       DIVIDEND REQUIREMENTS ON PREFERRED AND PREFERENCE STOCK                   3.3                 26.4
                                                                      ---------------     ----------------

       NET LOSS APPLICABLE TO COMMON STOCK                                   $ (19.3)            $ (283.3)
                                                                      ===============     ================


       NET LOSS PER COMMON SHARE:
            Basic and Diluted                                                $ (0.15)             $ (2.16)


       AVERAGE SHARES OUTSTANDING:
            Basic and Diluted                                                  131.0                131.0



The accompanying Notes are an integral part of the Consolidated Financial Statements. See Note 8 for Consolidated Statement of Operations for Debtors Only.

                           BETHLEHEM STEEL CORPORATION

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                           CONSOLIDATED BALANCE SHEET
                              (dollars in millions)

                                                                          AUGUST 31,
                                                                             2002
                                                                         (unaudited)
                                                                        ---------------
                                     ASSETS
Current Assets:
       Cash and cash equivalents                                                $ 88.2
       Receivables - net                                                         381.4
       Inventories:
            Raw materials                                                        243.4
            Finished and semifinished                                            495.2
                                                                        ---------------
            Total Inventories                                                    738.6
       Other current assets                                                       18.9
                                                                        ---------------
TOTAL CURRENT ASSETS                                                           1,227.1
INVESTMENTS AND MISCELLANEOUS ASSETS                                              82.1
PROPERTY, PLANT AND EQUIPMENT - net                                            2,733.1
INTANGIBLE PENSION ASSET                                                         225.0
                                                                        ---------------
TOTAL ASSETS                                                                 $ 4,267.3
                                                                        ===============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
       Accounts payable                                                        $ 163.9
       Accrued employment costs                                                   88.7
       Secured debt and capital lease obligations - current (Note 7)              95.6
       Other current liabilities                                                  83.2
                                                                        ---------------
TOTAL CURRENT LIABILITIES                                                        431.4

SECURED DEBT AND CAPITAL LEASE OBLIGATIONS                                       124.3
DEBTOR-IN-POSSESSION FINANCING                                                   280.7
DEBT SECURED BY INVENTORY                                                        289.9
DEFERRED GAIN AND OTHER LONG-TERM LIABILITIES                                    132.4

LIABILITIES SUBJECT TO COMPROMISE (Note 6)                                     4,944.7

STOCKHOLDERS' DEFICIT:
       Preferred Stock                                                            11.3
       Preference Stock                                                            2.0
       Common Stock                                                              135.9
       Common Stock held in treasury at cost                                     (65.9)
       Additional paid-in capital                                              1,909.6
       Accumulated other comprehensive loss                                     (833.0)
       Accumulated deficit                                                    (3,096.0)
                                                                        ---------------
TOTAL STOCKHOLDERS' DEFICIT                                                   (1,936.1)
                                                                        ---------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                                  $ 4,267.3
                                                                        ===============



The accompanying Notes are an integral part of the Consolidated Financial Statements. See Note 8 for Consolidated Balance Sheet of the Debtors Only.

                           BETHLEHEM STEEL CORPORATION

    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (dollars in millions)

                                                                                                      AUGUST 31, 2002
                                                                                         ------------------------------------------
                                                                                               MONTH               EIGHT MONTHS
                                                                                               ENDED                   ENDED
                                                                                            (unaudited)             (unaudited)
                                                                                         -------------------     ------------------
     OPERATING ACTIVITIES:
           Net loss                                                                                 $ (16.0)              $ (256.9)

           Adjustments for items not affecting cash from operating activities:
                Depreciation                                                                           22.4                  166.4
                Recognition of deferred gains                                                          (2.1)                 (14.5)
                Reorganization items                                                                    1.9                    9.2
                Unusual charges                                                                         2.5                   22.5
                Other - net                                                                             5.4                   11.6
           Working capital (excluding financing and investing activities):
                Receivables                                                                            (2.7)                 (36.5)
                Inventories                                                                           (12.0)                 (14.0)
                Accounts payable                                                                        3.8                  (10.0)
                Other                                                                                   4.2                   21.8
           Funding postretirement benefits:
                Pension funding less than expense                                                      12.9                   91.6
                Retiree healthcare and life insurance benefit payments less than expense                1.5                   31.2
                                                                                         -------------------     ------------------
     CASH PROVIDED BY OPERATING ACTIVITIES BEFORE REORGANIZATION ITEMS                                 21.8                   22.4
                                                                                         -------------------     ------------------

           Reorganization items                                                                        (1.9)                  (9.2)
                                                                                         -------------------     ------------------
     CASH PROVIDED BY OPERATING ACTIVITIES                                                             19.9                   13.2
                                                                                         -------------------     ------------------

     INVESTING ACTIVITIES:
           Capital expenditures                                                                        (6.9)                 (72.5)
           Cash proceeds from asset sales                                                               0.8                   25.3
                                                                                         -------------------     ------------------
     CASH USED FOR INVESTING ACTIVITIES                                                                (6.1)                 (47.2)
                                                                                         -------------------     ------------------

     FINANCING ACTIVITIES:
           Borrowings (Note 7)                                                                            -                   90.5
           Debt and capital lease payments (Note 7)                                                    (1.9)                 (55.2)
           Other payments                                                                              (0.9)                 (17.1)
                                                                                         -------------------     ------------------
     CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES                                                  (2.8)                  18.2
                                                                                         -------------------     ------------------

     NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                              11.0                  (15.8)
     CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                                                   77.2                  104.0
                                                                                         -------------------     ------------------
                               - END OF PERIOD                                                         88.2                   88.2
     AVAILABLE BORROWING UNDER COMMITTED BANK CREDIT ARRANGEMENTS                                     148.1                  148.1
                                                                                         -------------------     ------------------

     TOTAL LIQUIDITY AT END OF MONTH                                                                $ 236.3                $ 236.3
                                                                                         ===================     ==================

     SUPPLEMENTAL CASH PAYMENT INFORMATION (Note 7):
           Interest and other financing costs, net of amount capitalized                              $ 1.8                 $ 26.3
           Income taxes paid (received)                                                                   -                   (8.0)
           Capital lease obligations incurred                                                             -                    1.9



The accompanying Notes are an integral part of the Consolidated Financial Statements.

                           BETHLEHEM STEEL CORPORATION
    CASE NO. 01-15288 (BRL) THROUGH 01-15302, 01-15308 THROUGH 01-15315 (BRL)

           NOTES TO AUGUST 31, 2002 CONSOLIDATED FINANCIAL STATEMENTS
                                   (unaudited)

1. These Consolidated Financial Statements are unaudited and should be read together with the audited financial statements in Bethlehem's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

2. During August 2002, Bethlehem announced the permanent closing of a facility for producing large diameter pipe in Steelton, Pennsylvania. As a result, we recorded a $2.5 million charge to account for the required employee benefit costs.

During the second quarter of 2002, Bethlehem personnel attended a meeting requested by representatives from New York Department of Environmental Conservation (NYDEC) (1) to discuss the contents and timing of a Consent Order to conduct a RCRA Corrective Measures Study and (2) to begin to implement an agreed upon plan of remediation at our closed steel manufacturing facility in Lackawanna, New York. Based upon the information received and the conceptual agreements reached at that meeting, we recorded a $20 million non-cash charge to reflect the most current estimate of the probable remediation costs at Lackawanna. The cash requirements for remediation are expected to be expended over a protracted period of years, according to a schedule to be agreed upon by Bethlehem and the NYDEC.

3. Net costs resulting from reorganization of the businesses have been reported in the statement of operations separately as reorganization items. For the month and the eight-months ended August 31, 2002, the following have been recorded ($ in millions):
                                              One                Eight
                                             Month              Months
                                      ------------------ --------------------

Professional and other fees            $        1.9       $          11.7
Gains from termination of contracts               -                  (2.0)
Interest income                                   -                  (0.5)
                                      ------------------ --------------------
Total                                  $        1.9       $           9.2
                                      ================== ====================

4. Interest at the stated contractual amount on unsecured debt that was not charged to earnings for the eight-months ended August 31, 2002 was approximately $29 million.

5. The income tax benefit recorded in 2002 represents a $10 million tax refund as a result of the "Job Creation and Workers Assistance Act of 2002" that was enacted March 8, 2002. The Act provides us the ability to carry back a portion of our 2001 Alternative Minimum Tax loss for a refund of taxes paid in prior years that was not previously available. We received the refund in July 2002.

6. Liabilities subject to compromise at August 31, 2002 follows ($ in millions):

                                                        August 31,
                                                          2002
                                                  --------------------

    Other postemployment benefits                  $      2,038.0
    Pension                                               1,717.2
    Unsecured debt                                          526.7
    Accounts payable                                        198.3
    Accrued employment costs                                212.7
    Other accrued liabilities                               174.7
    Accrued taxes and interest                               77.1
                                                  --------------------
    Total                                          $      4,944.7
                                                  ====================

7. In the second quarter of 2002, we acquired the remaining 50% portion of the Columbus Coatings Company (CCC) and Columbus Processing Company (CPC) joint ventures from LTV Steel Corporation. CCC is an automotive quality, hot-dipped galvanized coating line and CPC is a steel slitting facility, both located in Columbus, Ohio. These interests were acquired on June 5, 2002 for cash, a release of LTV's guarantee of CCC's debt and forgiveness of claims against LTV by Bethlehem and CCC. The acquisition was accounted for as a purchase. CCC's and CPC's results are included in the Consolidated Financial Statements from the date of acquisition. Pro-forma amounts for the year are not significant. The value assigned to assets and liabilities acquired follows ($ in millions):

    Property, plant & equipment                                      $155.3
    Debt and capital lease obligation                                (105.9)
    Other - net                                                         (.3)
                                                                  ------------
         Net assets                                                    49.1
    Less:
         Investment in and receivable from joint ventures and LTV     (46.7)
                                                                  ------------
    Cash purchase price, net of cash acquired                        $  2.4
                                                                  ============


CCC's construction costs were financed in part with a loan under a 1999 agreement with a group of lenders. Bethlehem has guaranteed the full amount of the construction loan. Bethlehem provided CCC's lenders with a collateralized letter of credit for $30 million and a mortgage on our corporate headquarters building as additional collateral. In July 2002, CCC lenders used the letter of credit to reduce the outstanding loan balance by $30 million.

Because of our chapter 11 filing, CCC and Bethlehem are in default under the construction loan agreements which would allow the lenders to call the full amount of the loan. We believe that the market value of CCC exceeds the net loan amount. We are working with the CCC lenders and others to resolve open issues or refinance the net outstanding debt. We believe these matters can be resolved without any additional significant impact on our liquidity.

8. Summarized Consolidated Statement of Operations for the eight-months ended and Balance Sheet as of August 31, 2002 for the Debtors only follow ($ in millions):

    SUMMARIZED CONSOLIDATED STATEMENT OF OPERATIONS
    Net Sales                                                  $      2,332.4
    Costs and Expenses                                                2,536.9
    Unusual Charges                                                      22.5
                                                              ----------------
      Loss from Operations                                             (227.0)
    Reorganization Items                                                 (9.2)
    Financing Expense - Net                                             (33.0)
    Equity in Income of Unconsolidated Subsidiaries                       2.1
                                                              ----------------
      Loss Before Income Taxes                                         (267.2)
    Benefit from Income Taxes                                            10.3
                                                              ----------------
      Net Loss                                                         (256.9)
    Dividend Requirements on Preferred and Preference Stock              26.4
                                                              ----------------
      Net Loss Applicable to Common Stock                      $       (283.3)
                                                              ================

SUMMARIZED CONSOLIDATED BALANCE SHEET

                                  ASSETS
Current Assets:
  Cash and cash equivalents                                 $          77.9
  Receivables - net                                                   368.4
  Inventories                                                         725.7
  Other current assets                                                 17.7
                                                            ----------------
Total Current Assets                                                1,189.7
Investments and Miscellaneous Assets                                  174.3
Property, Plant and Equipment - net                                 2,526.1
Intangible Pension Asset                                              225.0
                                                            ----------------
Total Assets                                                 $      4,115.1
                                                            ================

                  LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
  Accounts payable                                           $        149.5
  Accrued employment costs                                             77.6
  Secured debt and capital lease obligations - current                 22.3
  Other current liabilities                                            71.7
                                                            ----------------
Total Current Liabilities                                             321.1
Secured Debt and Capital Lease Obligations                            124.2
Debtor-in-Possession Financing                                        280.7
Debt Secured by Inventory                                             289.9
Deferred Gains and Other Long-Term Liabilities                         90.5

Liabilities Subject to Compromise                                   4,944.7

Total Stockholders' Deficit                                        (1,936.0)
                                                            ----------------
Total Liabilities and Stockholders' Deficit                  $      4,115.1
                                                            ================

                           BETHLEHEM STEEL CORPORATION
    Case No. 01-15288 (BRL) through 01-15302, 01-15308 through 01-15315 (BRL)
                            Monthly Operating Report
                            Schedule of Disbursements

                                                                      Month Ended          Eight Months Ended
       (dollars in thousands)                                       August 31, 2002          August 31, 2002
                                                               ----------------------    ---------------------
       Bethlehem Steel Corporation                                          $311,020               $2,517,192
       Alliance Coatings Company, LLC                                            249                   23,693
       BethEnergy Mines Inc.                                                     301                    1,890
       Bethlehem Cold Rold Corporation                                             5                       16
       Bethlehem Development Corporation                                           0                        0
       Bethlehem Rail Corporation                                                 11                      131
       Bethlehem Steel de Mexico, S.A. de C.V.                                    44                      434
       Bethlehem Steel Export Company of Canada, Limited                           0                        0
       Bethlehem Steel Export Corporation                                          0                        0
       BethPlan Corp.                                                              0                        0
       Chicago Cold Rolling, L.L.C.                                              594                    4,154
       Eagle Nest Inc.                                                             0                        1
       Encoat North Arlington, Inc.                                               39                      172
       Energy Coatings Company                                                     1                        5
       Greenwood Mining Corporation                                                0                        0
       HPM Corporation                                                             0                        1
       Kenacre Land Corporation                                                    0                        0
       LI Service Company                                                        138                      962
       Marmoraton Mining Company, Ltd.                                             8                       52
       Mississippi Coatings Limited Corporation                                    0                    2,576
       Mississippi Coatings Line Corporation                                       0                       53
       Ohio Steel Service Company, LLC                                             0                        0
       Primeacre Land Corporation                                                 12                      102
                                                               ----------------------    ---------------------
                                                                            $312,422               $2,551,434


Note: Inter-company disbursements are excluded from this schedule.

                           BETHLEHEM STEEL CORPORATION
    CASE NO. 01-15288 (BRL) THROUGH 01-15302, 01-15308 THROUGH 01-15315 (BRL)



           Post petition salaries and wages, including employee withholdings and employer related payroll taxes, have been paid in the ordinary course of business.

Other post petition taxes, including those for sales and use taxes, property taxes and other taxes have been paid in the ordinary course of business.

All insurance policy premiums due, including those for workers compensation and disability insurance have been paid. Accordingly, all such policies remain in force.

Details for the above transactions will be provided to U.S. Trustee upon request.